Exhibit 99.2

Company Statement on Disclosure of Non-GAAP Financial Measures

The Company uses GAAP based financial measures as its primary disclosure, with supplemental non-GAAP financial measures used to improve an understanding of the financial results.

The complexity and volatility of the accounting and financial reporting for the Company’s Secured Convertible Notes has been a major focus of the Company’s management and investors. To help investors better understand the complexity of the accounting for the Notes, the Company provided significant disclosure in its Annual Report on Form 10-K for the fiscal year ended February 2, 2008. Management occasionally presents certain historic financial information that excludes the non-cash charges for the ratable write-off of unamortized debt discounts, deferred financing costs and accrued interest when notes are converted. Given the unique nature of these charges and their volatility, management believes that presenting financial information without these charges helps investors better understand the Company’s current operating performance. Management believes the magnitude of the charges when conversions occur can impact investors’ understanding of the Company’s business results in such periods. Explicit disclosure of these impacts provides meaningful information to investors.